Exhibit 99.1

APi Group Reports Second Quarter and First Half 2022 Financial Results

-Record second quarter net revenues of $1.6 billion-

-Reported net revenues increased by 69% and net revenues increased on an organic basis by 12% in the second quarter-

-Reported and adjusted gross margin expansion of 270 and 282 basis points, respectively, in the second quarter-

-Record second quarter adjusted EBITDA of $176 million-

-Record second quarter adjusted diluted earnings per share of $0.37-

New Brighton, Minnesota – August 4, 2022 – APi Group Corporation (NYSE: APG) (“APG”, “APi” or the “Company”) today reported its financial results for the three and six months ended June 30, 2022.

Second Quarter 2022 Highlights:

•
Reported net revenues increased by 68.6% or $671 million to $1.6 billion compared to $978 million in the prior year period, driven by revenue from acquisitions in Safety Services and strong organic growth in Safety and Specialty Services
•
Net revenues increased on an organic basis by 12.3% compared to the prior year period, driven by continued growth in inspection and service revenue in Safety Services
•
Reported gross margin was 26.4%, representing a 270 basis point increase compared to prior year period reported gross margin of 23.7%, driven by an improved mix of inspection and service revenue supplemented by acquisitions in Safety Services and organic growth as well as improved productivity in Specialty Services, partially offset by supply chain disruptions and inflation causing downward pressure on margins
•
Adjusted gross margin was 26.7%, representing a 282 basis point increase compared to prior year period adjusted gross margin of 23.9%, driven by an improved mix of inspection and service revenue supplemented by acquisitions in Safety Services and organic growth as well as improved productivity in Specialty Services, partially offset by supply chain disruptions and inflation causing downward pressure on margins
•
Reported net income was $30 million, representing a $9 million increase from prior year period reported net income of $21 million
•
Adjusted net income was $99 million and adjusted diluted EPS was $0.37, representing a $0.08 increase from prior year period driven by accretion from acquisitions in Safety Services and strong organic growth in Safety and Specialty Services
•
Adjusted EBITDA increased by 66.0% or $70 million to $176 million compared to $106 million in the prior year period, driven by acquisitions in Safety Services and strong organic growth in Safety and Specialty Services
•
Adjusted EBITDA margin was 10.7%, compared to prior year period adjusted EBITDA margin of 10.8%, driven by an improved mix of inspection and service revenue and organic growth, offset by the impact of completed acquisitions, supply chain disruptions and inflation causing downward pressure on margins

First Half 2022 Highlights:

•
Reported net revenues increased by 75.2% or $1.3 billion to $3.1 billion compared to $1.8 billion in the prior year period, driven by revenue from acquisitions in Safety Services and strong organic growth in Safety and Specialty Services
•
Net revenues increased on an organic basis by 13.9% compared to the prior year period, driven by continued growth in inspection and service revenue in Safety Services as well as general market recovery in Safety and Specialty Services compared to the prior year period which was negatively impacted by the COVID-19 pandemic
•
Reported gross margin was 26.0%, representing a 280 basis point increase compared to prior year period reported gross margin of 23.2%, driven by an improved mix of inspection and service revenue supplemented by acquisitions in Safety Services and organic growth as well as improved productivity in Specialty Services, partially offset by supply chain disruptions and inflation causing downward pressure on margins
•
Adjusted gross margin was 26.6%, representing a 321 basis point increase compared to prior year period adjusted gross margin of 23.4%, driven by an improved mix of inspection and service revenue supplemented by acquisitions in Safety Services and organic growth as well as improved productivity in Specialty Services, partially offset by supply chain disruptions and inflation causing downward pressure on margins
•
Reported net income was $23 million, representing a $10 million increase from prior year period reported net income of $13 million
•
Adjusted net income was $161 million and adjusted diluted EPS was $0.60, representing a $0.21 increase from prior year period driven by accretion from acquisitions in Safety Services and strong organic growth in Safety and Specialty Services
•
Adjusted EBITDA increased by 82.0% or $137 million to $304 million compared to $167 million in the prior year period, driven by acquisitions in Safety Services and strong organic growth in Safety and Specialty Services
•
Adjusted EBITDA margin was 9.7%, representing a 37 basis point increase compared to prior year period adjusted EBITDA margin of 9.4%, driven by an improved mix of inspection and service revenue supplemented by acquisitions in Safety Services and organic growth, partially offset by supply chain disruptions and inflation causing downward pressure on margins

Russ Becker, APi’s President and Chief Executive Officer stated: “I am pleased with our strong results for the second quarter, including record net revenues, record adjusted EBITDA and record adjusted diluted earnings per share, as well as the first half of the year, especially in this ongoing volatile macro environment. Our revenue momentum continues to reflect strong demand for our services across our portfolio and it is gratifying to see Chubb have organic growth in the year-to-date period after many years of decline under prior ownership. We saw strong continued growth in net revenues on an organic basis of approximately 12% in our legacy business and in line with our strategic initiatives, we saw a 20%+ increase in inspection, service and monitoring revenue as we march towards our goal of 60%+ as a percentage of total net revenues. This was a key driver of the 282 basis point increase in adjusted gross margin compared to the prior year period as on average, inspection and service revenue generates 10%+ higher gross margin and monitoring revenue generates 20%+ higher gross margin than contract revenue. In addition, we generated seasonally significant free cash flow and continued to offset short-term margin pressures from inflationary cost increases and supply chain disruptions through pricing actions, fuel surcharges and procurement initiatives, all of which contributed to a solid quarter.

As we look ahead to the remainder of 2022, we expect the macro environment to remain volatile. We will remain laser focused on the activities that helped us deliver a strong first half, including pricing, our focus on growing inspection, service and monitoring revenue, strong spend controls, and disciplined project and customer selection. We are focused on continuing to deliver strong operating and financial performance while also executing on our long-term goals including value capture opportunities relating to our acquisition of Chubb and beginning the budgeting process for 2023.”

APi Co-Chair James E. Lillie added: “We are very pleased with how the business is performing in this volatile environment. It is clear to us that our strategic focus on growing inspection, service and monitoring revenue through our market-leading brands, and working tirelessly to become more efficient in the way we do business, is a winning formula whether the macro environment is for you or against you. APi’s execution against its goals despite challenges faced in an uncertain macro environment speak to the strength of the Company’s recurring revenue, services-focused business model, the discipline of the organization and its leadership team. Importantly, we are pleased that our historical and ongoing investment in our employees across our platform has protected us from the turnover of employees that many of our competitors are managing through. We remain an employer of choice with modest attrition which helps protect efficiency, productivity and margins.

The integration of Chubb is going very well and is ahead of our initial plan. We look forward to detailing the specific actions that have been taken, the initiatives that are underway, the savings achieved, the efficiencies captured and the planned steps across the various regions in which we operate that will occur over the months and years ahead to drive savings, efficiencies and most importantly, organic growth. We plan to hold an integration update call with investors later this year and look forward to updating investors on our progress and plans.”

Conference Call

APi will hold a webcast/dial-in conference call to discuss its financial results at 8:00 a.m. (Eastern Time) on Thursday, August 4, 2022. Participants on the call will include Russ Becker, President and Chief Executive Officer; Kevin Krumm, Executive Vice President and Chief Financial Officer; and James E. Lillie and Sir Martin E. Franklin, Co-Chairs.

To listen to the call by telephone, please dial 888-632-3382 or 785-830-1914 and provide Conference ID 1104568. You may also attend and view the presentation (live or by replay) via webcast by accessing the following URL:

https://event.on24.com/wcc/r/3858601/54E6BE01C2E541B57872A40A6ED701FD

A replay of the call will be available shortly after completion of the live call/webcast via telephone at 800-839-3607 or 402-220-2970 or via the webcast link above.

About APi:

APi is a global, market-leading business services provider of safety and specialty services in over 500 locations worldwide. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. We have a winning leadership culture driven by entrepreneurial business leaders to deliver innovative solutions for our customers. More information can be found at www.apigroupcorp.com.

Investor Relations Inquiries:

Olivia Walton

Vice President of Investor Relations

Tel: +1 651-604-2773

Email: investorrelations@apigroupinc.us

Media Contact:

Liz Cohen

Kekst CNC

Tel: +1 212-521-4845

Email: Liz.Cohen@kekstcnc.com

Forward-Looking Statements and Disclaimers

Certain statements in this announcement are forward-looking statements which are based on the Company’s expectations, intentions and projections regarding the Company’s future performance, anticipated events or trends and other matters that are not historical facts, including expectations regarding: (i) the Company’s long-term targets, goals and strategies, including its pricing, focus on growing inspection, service and monitoring revenue, strong spend controls, and disciplined project and customer selection; (ii) the Company’s outlook and expected 2022 financial performance and ability to execute on long-term goals; and (iii) the expected benefits of the acquisition of the Chubb fire and security business. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including: (i) economic conditions, competition and other risks that may affect the Company’s future performance, including the impacts of the COVID-19 pandemic, inflationary pressures and other macroeconomic factors on the Company’s business, markets, supply chain, customers and workforce, on the credit and financial markets, on the alignment of expenses and revenues and on the global economy generally; (ii) supply chain constraints and interruptions, and the resulting increases in the cost, or reductions in the supply, of the materials commodities and labor the Company uses in its business and for which the Company bears the risk of such increases; (iii) failure to realize the anticipated benefits of the acquisition of the Chubb fire and security business; (iv) changes in applicable laws or regulations; (v) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (vi) the impact of the conflict between Russia and Ukraine; and (vii) other risks and uncertainties. Given these risks and uncertainties, prospective investors are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of such statements and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains non-U.S. GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company uses certain non-U.S. GAAP financial measures that are included in this press release and the additional financial information both in explaining its results to shareholders and the investment community and in its internal evaluation and management of its businesses. The Company’s management believes that these non-U.S. GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance, reportable business segments and prospects for future performance, (b) permit investors to compare the Company with its peers and (c) determine certain elements of management’s incentive compensation. Specifically:

•

The Company’s management believes that adjusted gross profit, adjusted selling, general and administrative (“SG&A”) expenses, adjusted net income, and adjusted earnings per share, which are non-GAAP financial measures that exclude business transformation and other expenses for the integration of acquired businesses, the impact and results of businesses classified as assets held-for-sale and businesses divested, and one-time and other events such as impairment charges, restructuring costs, transaction and other costs related to acquisitions, amortization of intangible assets, net COVID-19 relief, non-service pension benefit, severance related costs related to corporate leadership changes and certain tax benefits from the acquisition of APi Group, Inc. (the “APi Acquisition”) are useful because they provide investors with a meaningful perspective on the current underlying performance of the Company’s core ongoing operations.

•

The Company also presents organic changes in net revenues on a consolidated basis or segment specific basis to provide a more complete understanding of underlying revenue trends by providing net revenues on a consistent basis as it excludes the impacts of material acquisitions, completed divestitures, and changes in foreign currency from year-over-year comparisons on reported net revenues, calculated as the difference between the reported net revenues for the current period and reported net revenues for the current period converted at the prior year average monthly exchange rates (excluding acquisitions and divestitures). The remainder is divided by the prior year net revenues, excluding the impacts of material acquisitions and completed divestitures.

•

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is the measure of profitability used by management to manage its segments and, accordingly, in its segment reporting. The Company supplements the reporting of its consolidated financial information with certain non-U.S. GAAP financial measures, including EBITDA and adjusted EBITDA, which is defined as EBITDA excluding the impact of certain non-cash and other specifically identified items (“adjusted EBITDA”). Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net revenues. The Company believes these non-U.S. GAAP measures provide meaningful information and help investors understand the Company’s financial results and assess its prospects for future performance. The Company uses EBITDA and adjusted EBITDA to evaluate its performance, both internally and as compared with its peers, because it excludes certain items that may not be indicative of the Company’s core operating results. Consolidated EBITDA is calculated in a manner consistent with segment EBITDA, which is a measure of segment profitability.

•

The Company presents free cash flow, adjusted free cash flow and adjusted free cash flow conversion, which are liquidity measures used by management as factors in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures. Free cash flow is defined as cash provided by (used in) operating activities less capital expenditures. Adjusted free cash flow is defined as cash provided by (used in) operating activities plus or minus events including, but not limited to, transaction and other costs related to acquisitions, business transformation and other expenses for the integration of acquired businesses, payments made for restructuring programs, impacts of businesses classified as assets held-for-sale and businesses divested, and one-time and other events such as COVID-19 related payroll tax deferral and relief items. Adjusted free cash flow conversion is defined as adjusted free cash flow as a percentage of adjusted EBITDA.

While the Company believes these non-U.S. GAAP measures are useful in evaluating the Company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with U.S. GAAP. Additionally, these non-U.S. GAAP financial measures may differ from similar measures presented by other companies. A reconciliation of these non-U.S. GAAP financial measures is included later in this press release.

Beginning with the first quarter of 2022, the Company has combined its Industrial Services and Specialty Services segments into one operating segment. Certain prior year amounts have been recast to conform to this presentation and the information in the tables below has been retroactively adjusted to reflect these changes in reporting segments.

APi Group Corporation
Condensed Consolidated Statements of Operations (GAAP)
(Amounts in millions, except per share data)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Net revenues	$1,649	$978	$3,120	$1,781
Cost of revenues	1,214	746	2,309	1,368
Gross profit	435	232	811	413
Selling, general, and administrative expenses	376	185	759	368
Operating income (loss)	59	47	52	45
Interest expense, net	28	14	55	29
Loss on extinguishment of debt	—	9	—	9
Non-service pension benefit	(11)	—	(22)	—
Investment income and other, net	(2)	(6)	(2)	(9)
Other expense, net	15	17	31	29
Income (loss) before income taxes	44	30	21	16
Income tax provision (benefit)	14	9	(2)	3
Net income (loss)	$30	$21	$23	$13
Net income (loss) attributable to common shareholders:
Stock dividend on Series B Preferred Stock	(11)	—	(22)	—
Net income (loss) attributable to common shareholders	$19	$21	$1	$13
Net income (loss) per common share
Basic	$0.06	$0.09	$0.01	$0.06
Diluted	0.06	0.09	0.01	0.06
Weighted average shares outstanding
Basic	233	201	233	197
Diluted	266	206	266	202

APi Group Corporation
Condensed Consolidated Balance Sheets (GAAP)
(Amounts in millions)
(Unaudited)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$330	$1,188
Restricted cash	3	302
Accounts receivable, net	1,232	767
Inventories	149	69
Contract assets	480	217
Prepaid expenses and other current assets	167	83
Total current assets	2,361	2,626
Property and equipment, net	388	326
Operating lease right of use assets	226	101
Goodwill	2,226	1,106
Intangible assets, net	2,028	882
Deferred tax assets	63	73
Pension and post-retirement assets	617	—
Other assets	145	45
Total assets	$8,054	$5,159
Liabilities, Redeemable Convertible Preferred Stock, and Shareholders' Equity
Current liabilities:
Short-term and current portion of long-term debt	$3	$1
Accounts payable	448	236
Accrued liabilities	517	360
Contract liabilities	421	243
Operating and finance leases	64	27
Total current liabilities	1,453	867
Long-term debt, less current portion	2,814	1,766
Pension and post-retirement obligations	69	—
Operating and finance leases	172	79
Deferred tax liabilities	454	43
Other noncurrent liabilities	139	81
Total liabilities	5,101	2,836
Total redeemable convertible preferred stock	797	—
Total shareholders' equity	2,156	2,323
Total liabilities, redeemable convertible preferred stock, and shareholders' equity	$8,054	$5,159

APi Group Corporation
Condensed Consolidated Statements of Cash Flows (GAAP)
(Amounts in millions)
(Unaudited)

	For the Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$23	$13
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	152	102
Restructuring charges, net of cash paid	8	—
Deferred taxes	(11)	(1)
Share-based compensation expense	9	6
Profit-sharing expense	6	7
Non-cash lease expense	33	16
Non-service pension benefit	(22)	—
Loss on extinguishment of debt	—	9
Pension contributions	(27)	—
Other, net	12	4
Changes in operating assets and liabilities, net of effects of acquisitions	(247)	(137)
Net cash provided by (used in) operating activities	(64)	19
Cash flows from investing activities:
Acquisitions, net of cash acquired	(2,875)	(12)
Purchases of property and equipment	(34)	(34)
Proceeds from sales of property, equipment, held for sale assets, and businesses	6	11
Net cash provided by (used in) investing activities	(2,903)	(35)
Cash flows from financing activities:
Proceeds from long-term borrowings	1,101	350
Payments on long-term borrowings	(31)	(318)
Payments of debt issuance costs	(25)	(4)
Repurchases of common stock	(22)	—
Proceeds from equity issuances	797	230
Payments of acquisition-related consideration	(1)	(70)
Restricted shares tendered for taxes	(1)	(1)
Net cash provided by (used in) financing activities	1,818	187
Effect of foreign currency exchange rate on cash, cash equivalents, and restricted cash	(9)	3
Net increase (decrease) in cash, cash equivalents, and restricted cash	(1,158)	174
Cash, cash equivalents, and restricted cash, beginning of period	1,491	515
Cash, cash equivalents, and restricted cash, end of period	$333	$689

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Organic change in net revenues (non-GAAP)
(Amounts in millions)
(Unaudited)

Organic change in net revenues

	For the Three Months Ended June 30, 2022
	Net revenues
	change	Acquisitions and	Foreign currency	Organic change in
	(as reported)	divestitures, net (a)	translation (b)	net revenues (c)
Safety Services	123.8%	109.4%	(1.6) %	16.0%
Specialty Services	8.8%	—	(0.2) %	9.0%
Consolidated	68.6%	57.2%	(0.9) %	12.3%
				.
	For the Six Months Ended June 30, 2022
	Net revenues
	change	Acquisitions and	Foreign currency	Organic change in
	(as reported)	divestitures, net (a)	translation (b)	net revenues (c)
Safety Services	127.0%	112.8%	(1.0) %	15.2%
Specialty Services	13.4%	—	(0.1) %	13.5%
Consolidated	75.2%	61.9%	(0.6) %	13.9%

Notes:

(a)
Adjustment to exclude net revenues from material acquisitions from their respective dates of acquisition until the first year anniversary from date of acquisition and net revenues from divestitures for all periods for businesses divested as of June 30, 2022.
(b)
Represents the effect of foreign currency on reported net revenues excluding material acquisitions, calculated as the difference between the reported net revenues for the current period and reported net revenues for the current period converted at the prior year average monthly exchange rates.
(c)
Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions, divestitures, and the impact of changes due to foreign currency translation.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Gross profit and adjusted gross profit (non-GAAP)
SG&A and adjusted SG&A (non-GAAP)
(Amounts in millions)
(Unaudited)

Adjusted gross profit

		For the Three Months Ended June 30,		For the Six Months Ended June 30,
		2022	2021	2022	2021
Gross profit (as reported)		$435	$232	$811	$413
Adjustments to reconcile gross profit to adjusted gross profit:
Backlog amortization	(a)	4	2	7	3
Inventory step-up	(b)	—	—	9	—
Restructuring costs	(c)	2	—	2	—
Adjusted gross profit		$441	$234	$829	$416

Net revenues		$1,649	$978	$3,120	$1,781
Adjusted gross margin		26.7%	23.9%	26.6%	23.4%

Adjusted SG&A

		For the Three Months Ended June 30,		For the Six Months Ended June 30,
		2022	2021	2022	2021
Selling, general, and administrative expenses ("SG&A") (as reported)		$376	$185	$759	$368
Adjustments to reconcile SG&A to adjusted SG&A:
Contingent consideration and compensation	(d)	(1)	6	(5)	4
Amortization of intangible assets	(e)	(53)	(30)	(107)	(60)
Business process transformation expenses	(f)	(5)	(8)	(10)	(14)
Integration and reorganization expenses	(g)	(4)	—	(7)	—
Recent acquisition transition expenses	(h)	(18)	—	(32)	—
Divested businesses	(i)	—	(1)	—	(1)
Acquisition expenses	(j)	—	—	(24)	(3)
Restructuring costs	(c)	(9)	—	(9)	—
Adjusted SG&A expenses		$286	$152	$565	$294

Net revenues		$1,649	$978	$3,120	$1,781
Adjusted SG&A as a percentage of net revenues		17.3%	15.5%	18.1%	16.5%

Notes:

(a)
Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(b)
Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.
(c)
Adjustment to reflect the elimination of expenses associated with restructuring programs.
(d)
Adjustment to reflect the elimination of the expense, or reversal of previously recorded expense, attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(e)
Adjustment to reflect the addback of amortization expense.
(f)
Adjustment to reflect the elimination of non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(g)
Adjustment to reflect the elimination of expenses related to the integration and reorganization of newly acquired businesses.
(h)
Adjustment to reflect the elimination of expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
(i)
Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale.
(j)
Adjustment to reflect the elimination of potential and completed acquisition-related expenses.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
EBITDA and adjusted EBITDA (non-GAAP)
(Amounts in millions)
(Unaudited)

		For the Three Months Ended June 30,		For the Six Months Ended June 30,
		2022	2021	2022	2021
Net income (loss) (as reported)		$30	$21	$23	$13
Adjustments to reconcile net loss to EBITDA:
Interest expense, net		28	14	55	29
Income tax provision (benefit)		14	9	(2)	3
Depreciation and amortization		76	52	152	102
EBITDA		$148	$96	$228	$147
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a)	1	(6)	5	(4)
Business process transformation expenses	(b)	5	8	10	14
Inventory step-up	(c)	—	—	9	—
Acquisition expenses	(d)	—	—	24	4
Non-service pension benefit	(e)	(11)	—	(22)	—
Integration and reorganization expenses	(f)	4	—	7	—
Recent acquisition transition expenses	(g)	18	—	32	—
COVID-19 relief at Canadian subsidiaries, net	(h)	—	—	—	(2)
Divested businesses	(i)	—	(1)	—	(1)
Loss on extinguishment of debt	(j)	—	9	—	9
Restructuring costs	(k)	11	—	11	—
Adjusted EBITDA		$176	$106	$304	$167

Net revenues		$1,649	$978	$3,120	$1,781
Adjusted EBITDA as a percentage of net revenues		10.7%	10.8%	9.7%	9.4%

Notes:

(a)
Adjustment to reflect the elimination of the expense, or reversal of previously recorded expense, attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(b)
Adjustment to reflect the elimination of non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(c)
Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.
(d)
Adjustment to reflect the elimination of potential and completed acquisition-related expenses.
(e)
Adjustment to reflect the elimination of non-service pension benefit, which consists of interest cost, expected return on plan assets and amortization of actuarial gains/losses of the pension programs assumed as part of the Chubb acquisition.
(f)
Adjustment to reflect the elimination of expenses related to the integration and reorganization of newly acquired businesses.
(g)
Adjustment to reflect the elimination of expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
(h)
Adjustment to reflect the elimination of miscellaneous income in Canada related to COVID-19 relief, net of severance costs.
(i)
Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale, inclusive of impairment charges and gain/(loss) on sale.
(j)
Adjustment to reflect the elimination of loss on extinguishment of debt resulting from early repayments of long-term debt.
(k)
Adjustment to reflect the elimination of expenses associated with restructuring programs.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Income (loss) before income tax, net income (loss) and EPS and
Adjusted income before income tax, net income (loss) and EPS (non-GAAP)
(Amounts in millions, except per share data)
(Unaudited)

		For the Three Months Ended June 30,		For the Six Months Ended June 30,
		2022	2021	2022	2021
Income (loss) before income tax provision (as reported)		$44	$30	$21	$16
Adjustments to reconcile loss before income tax provision to adjusted income before income tax provision:
Amortization of intangible assets	(a)	57	32	114	63
Contingent consideration and compensation	(b)	1	(6)	5	(4)
Business process transformation expenses	(c)	5	8	10	14
Inventory step-up	(d)	—	—	9	—
Acquisition expenses	(e)	—	—	24	4
Non-service pension benefit	(f)	(11)	—	(22)	—
Integration and reorganization expenses	(g)	4	—	7	—
Recent acquisition transition expenses	(h)	18	—	32	—
Divested businesses	(i)	—	(1)	—	(1)
Loss on extinguishment of debt	(j)	—	9	—	9
COVID-19 relief at Canadian subsidiaries, net	(k)	—	—	—	(2)
Restructuring costs	(l)	11	—	11	—
Adjusted income before income tax provision		$129	$72	$211	$99

Income tax provision (benefit) (as reported)		$14	$9	$(2)	$3
Adjustments to reconcile income tax provision to adjusted income tax provision:
Income tax provision adjustment	(m)	16	5	52	16
Adjusted income tax provision		$30	$14	$50	$19

Adjusted income before income tax provision		$129	$72	$211	$99
Adjusted income tax provision		30	14	50	19
Adjusted net income		$99	$58	$161	$80

Diluted weighted average shares outstanding (as reported)		266	206	266	202
Adjustments to reconcile diluted weighted average shares outstanding to adjusted diluted weighted average shares outstanding:
Dilutive impact of Series A Preferred Stock	(n)	4	—	4	1
Adjusted diluted weighted average shares outstanding		270	206	270	203

Adjusted diluted EPS		$0.37	$0.29	$0.60	$0.39

Notes:

(a)
Adjustment to reflect the addback of pre-tax amortization expense related to intangible assets.
(b)
Adjustment to reflect the elimination of the expense, or reversal of previously recorded expense, attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(c)
Adjustment to reflect the elimination of non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(d)
Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.
(e)
Adjustment to reflect the elimination of potential and completed acquisition-related expenses.
(f)
Adjustment to reflect the elimination of non-service pension benefit, which consists of interest cost, expected return on plan assets and amortization of actuarial gains/losses of the pension programs assumed as part of the Chubb acquisition.
(g)
Adjustment to reflect the elimination of integration and reorganization expenses associated with acquisitions.
(h)
Adjustment to reflect the elimination of expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
(i)
Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale, inclusive of impairment charges and gain/(loss) on sale.
(j)
Adjustment to reflect the elimination of loss on extinguishment of debt resulting from early repayments of long-term debt.
(k)
Adjustment to reflect the elimination of miscellaneous income in Canada related to COVID-19 relief, net of severance costs.
(l)
Adjustment to reflect the elimination of expenses associated with restructuring programs.
(m)
Adjustment to reflect an adjusted effective cash tax rate of 24% for the six months ended June 30, 2022 and 21% for the three and six months ended June 30, 2021 applied to resulting adjusted pre-tax income inclusive of the adjustments shown above. The adjustment for the three months ended June 30, 2022 is the amount required to adjust the six-month period to 24%.
(n)
Adjustment for the three and six months ended June 30, 2022 and 2021 reflects addition of the dilutive impact of 4 million shares associated with the deemed conversion of Series A Preferred Stock. Adjustment for the three and six months ended June 30, 2021 is offset by the elimination of 4 million and 3 million shares, respectively, to reflect the dilutive effect of the Series A Preferred Stock dividend as the dividend is contingent upon the share price the last ten days of the calendar year and was not earned as of June 30, 2021.

APi Group Corporation
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)
		For the Three Months Ended June 30,		For the Six Months Ended June 30,
		2022 (a)	2021 (a)	2022 (a)	2021 (a)
Safety Services
Net revenues		$1,146	$512	$2,220	$978
Adjusted gross profit		351	163	689	310
Adjusted EBITDA		135	75	262	138

Adjusted gross margin		30.6%	31.8%	31.0%	31.7%
Adjusted EBITDA as a percentage of net revenues		11.8%	14.6%	11.8%	14.1%

Specialty Services
Net revenues		$518	$476	$930	$820
Adjusted gross profit		90	71	140	106
Adjusted EBITDA		60	50	83	66

Adjusted gross margin		17.4%	14.9%	15.1%	12.9%
Adjusted EBITDA as a percentage of net revenues		11.6%	10.5%	8.9%	8.0%

Total net revenues before corporate and eliminations	(b)	$1,664	$988	$3,150	$1,798
Total adjusted EBITDA before corporate and eliminations	(b)	195	125	345	204
Adjusted EBITDA as a percentage of net revenues before corporate and eliminations	(b)	11.7%	12.7%	11.0%	11.3%

Corporate and Eliminations
Net revenues		$(15)	$(10)	$(30)	$(17)
Adjusted EBITDA		(19)	(19)	(41)	(37)

Total Consolidated
Net revenues		$1,649	$978	$3,120	$1,781
Adjusted gross profit		441	234	829	416
Adjusted EBITDA		176	106	304	167

Adjusted gross margin		26.7%	23.9%	26.6%	23.4%
Adjusted EBITDA as a percentage of net revenues		10.7%	10.8%	9.7%	9.4%

Notes:

(a)
Information derived from non-GAAP reconciliations included elsewhere in this press release.
(b)
Calculated from results of the Company's operating segments shown above, excluding Corporate and Eliminations.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

		For the Three Months Ended June 30,		For the Six Months Ended June 30,
		2022	2021	2022	2021
Safety Services
Safety Services EBITDA		$121	$73	$244	$138
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a)	1	1	2	1
Non-service pension benefit	(b)	(11)	—	(22)	—
Inventory step-up	(c)	—	—	9	—
Recent acquisition transition expenses	(d)	5	—	10	—
Business process transformation expenses	(e)	1	1	1	1
Integration and reorganization expenses	(f)	7	—	7	—
COVID-19 relief at Canadian subsidiaries, net	(g)	—	—	—	(2)
Restructuring costs	(h)	11	—	11	—
Safety Services adjusted EBITDA		$135	$75	$262	$138

Specialty Services
Specialty Services EBITDA		$60	$58	$80	$72
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a)	—	(7)	3	(5)
Divested businesses	(i)	—	(1)	—	(1)
Specialty Services adjusted EBITDA		$60	$50	$83	$66

Corporate and Eliminations
Corporate and Eliminations EBITDA		$(33)	$(35)	$(96)	$(63)
Adjustments to reconcile EBITDA to adjusted EBITDA:
Business process transformation expenses	(e)	4	7	9	13
Acquisition expenses	(j)	—	—	24	4
Integration and reorganization expenses	(f)	(3)	—	—	—
Recent acquisition transition expenses	(d)	13	—	22	—
Loss on extinguishment of debt	(k)	—	9	—	9
Corporate and Eliminations adjusted EBITDA		$(19)	$(19)	$(41)	$(37)

Notes:

(a)
Adjustment to reflect the elimination of the expense, or reversal of previously recorded expense, attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(b)
Adjustment to reflect the elimination of non-service pension benefit, which consists of interest cost, expected return on plan assets and amortization of actuarial gains/losses of the pension programs assumed as part of the Chubb acquisition.
(c)
Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.
(d)
Adjustment to reflect the elimination of expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
(e)
Adjustment to reflect the elimination of non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(f)
Adjustment to reflect the elimination of integration and reorganization expenses associated with acquisitions.
(g)
Adjustment to reflect the elimination of miscellaneous income in Canada related to COVID-19 relief, net of severance costs.
(h)
Adjustment to reflect the elimination of expenses associated with restructuring programs.
(i)
Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale, inclusive of impairment charges and gain/(loss) on sale.
(j)
Adjustment to reflect the elimination of potential and completed acquisition-related expenses.
(k)
Adjustment to reflect the elimination of loss on extinguishment of debt resulting from early repayments of long-term debt.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

	For the Three Months Ended June 30, 2022				For the Three Months Ended June 30, 2021
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Safety Services
Net revenues	$1,146	$—		$1,146	$512	$—		$512
Cost of revenues	800	(3)	(a)	795	350	(1)	(a)	349
		—	(b)
		(2)	(c)
Gross profit	$346	$5		$351	$162	$1		$163
Gross margin	30.2%			30.6%	31.6%			31.8%

Specialty Services
Net revenues	$518	$—		$518	$476	$—		$476
Cost of revenues	429	(1)	(a)	428	406	(1)	(a)	405
Gross profit	$89	$1		$90	$70	$1		$71
Gross margin	17.2%			17.4%	14.7%			14.9%

Corporate and Eliminations
Net revenues	$(15)	$—		$(15)	$(10)	$—		$(10)
Cost of revenues	(15)	—		(15)	(10)	—		(10)

Total Consolidated
Net revenues	$1,649	$—		$1,649	$978	$—		$978
Cost of revenues	1,214	(4)	(a)	1,208	746	(2)	(a)	744
		-	(b)
		(2)	(c)
Gross profit	$435	$6		$441	$232	$2		$234
Gross margin	26.4%			26.7%	23.7%			23.9%

Notes:

(a)
Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(b)
Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.
(c)
Adjustment to reflect the elimination of expenses associated with restructuring programs.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

	For the Six Months Ended June 30, 2022				For the Six Months Ended June 30, 2021
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Safety Services
Net revenues	$2,220	$—		$2,220	$978	$—		$978
Cost of revenues	1,547	(5)	(a)	1,531	669	(1)	(a)	668
		(9)	(b)
		(2)	(c)
Gross profit	$673	$16		$689	$309	$1		$310
Gross margin	30.3%			31.0%	31.6%			31.7%

Specialty Services
Net revenues	$930	$—		$930	$820	$—		$820
Cost of revenues	792	(2)	(a)	790	716	(2)	(a)	714
Gross profit	$138	$2		$140	$104	$2		$106
Gross margin	14.8%			15.1%	12.7%			12.9%

Corporate and Eliminations
Net revenues	$(30)	$—		$(30)	$(17)	$—		$(17)
Cost of revenues	(30)	—		(30)	(17)	—		(17)

Total Consolidated
Net revenues	$3,120	$—		$3,120	$1,781	$—		$1,781
Cost of revenues	2,309	(7)	(a)	2,291	1,368	(3)	(a)	1,365
		(9)	(b)
		(2)	(c)
Gross profit	$811	$18		$829	$413	$3		$416
Gross margin	26.0%			26.6%	23.2%			23.4%

Notes:

(a)
Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(b)
Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.
(c)
Adjustment to reflect the elimination of expenses associated with restructuring programs.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Free cash flow and adjusted free cash flow and conversion (non-GAAP)
(Amounts in millions)
(Unaudited)

		For the Six Months Ended June 30,
		2022	2021
Net cash provided by (used in) operating activities (as reported)		$(64)	$19
Less: Purchases of property and equipment		(34)	(34)
Free cash flow		$(98)	$(15)
Add (deduct): Cash payments (sources) related to following items:
Contingent compensation	(a)	$2	$19
Business process transformation expenses	(b)	10	14
Acquisition costs	(c)	33	4
Integration and reorganization expenses	(d)	3	—
Recent acquisition transition expenses	(e)	36	—
Pension contributions	(f)	27	—
COVID-19 relief at Canadian subsidiaries, net	(g)	—	(2)
Restructuring payments	(h)	3	—
Adjusted free cash flow		$16	$20

Adjusted EBITDA	(i)	$304	$167
Adjusted free cash flow conversion		5.3%	12.0%

Notes:

1.
Adjustment to reflect the elimination of deferred payments to prior owners of acquired businesses not expected to continue or recur.
2.
Adjustment to reflect the elimination of operating cash used for non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
3.
Adjustment to reflect the elimination of potential and completed acquisition-related costs.
4.
Adjustment to reflect the elimination of integration and reorganization expenses associated with newly acquired businesses.
5.
Adjustment to reflect the elimination of expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
6.
Adjustment to reflect the elimination of initial pension contribution payment related to the Chubb acquisition not expected to continue or recur.
7.
Adjustment to reflect the elimination of cash received in Canada for COVID-19 relief, net of severance costs paid, not expected to continue or recur.
8.
Adjustment to reflect payments made for restructuring programs.
9.
Adjusted EBITDA derived from non-GAAP reconciliations included elsewhere in this press release.